UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 4, 2004
Date of Earliest Event Reported:	October 29, 2004

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Pierce Road Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

(630) 773-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Paper Sales Agreement

On October 29, 2004, we completed the sale of our paper, forest products, and timberland assets to affiliates of Boise Cascade, L.L.C. (“Boise”).  As part of this transaction, we entered into a twelve-year paper supply contract with Boise.  During the first eight years of the contract, we are required to purchase virtually all of our North American requirements for office papers from Boise to the extent they choose to produce such papers.  The contract provides for a gradual reduction of our purchase requirements in years nine through twelve.  Pricing under the contract approximates market levels.  The contract also requires us to purchase from Boise paper products manufactured by third parties that Boise currently distributes to us, for so long as Boise chooses to distribute those products. We expect our purchases of office papers from Boise to exceed 700,000 tons in 2004.

Additional Consideration Agreement

On October 29, 2004, we completed the sale of our paper, forest products, and timberland assets to affiliates of Boise Cascade, L.L.C. (“Boise”).  As part of this transaction, we entered into an Additional Consideration Agreement with Boise.  Pursuant to this agreement, the proceeds from the sale of our forest products assets may be adjusted upward or downward based on paper sales prices during the six years following the closing date of the transaction.  During the six year term of the agreement, we may be required to make substantial cash payments to, or receive substantial cash payments from Boise.

The agreement provides that we will pay Boise $710,000 for each dollar by which the average market price per ton of cut-size paper is less than $800 per ton (as measured over the twelve-month period ending on each anniversary of the closing date).  Similarly, Boise will pay us $710,000 for each dollar by which the average market price per ton of cut-size paper is more than $920 per ton (as measured over the same period).  Neither party will be obligated to make payment under the agreement in excess of $45 million in any one year.  Payments are also subject to an aggregate maximum cap of $125 million.  That cap declines to $115 million in the fifth year and $105 million in the sixth year.  In each case, the aggregate maximum cap is calculated on a net basis.

Timberlands Promissory Notes and Guaranties

At the closing of our sale of our Forest Products operations to Forest Products Holdings, L.L.C., we received as consideration for the transfer of our timberlands $15,000,000 in cash and three promissory notes, guaranteed by major financial institutions.  All three notes provided for semi-annual payments of interest and a single payment of principal on the 15th anniversary of the date of the note.  The notes were guaranteed by Wachovia Corporation or by Lehman Brothers Holdings, Inc.  The first note is in the amount of $559,500,000, is payable to Boise Cascade Corporation, earns interest at the rate of 4.982 percent per annum, and is guaranteed by Wachovia Corporation; The second note is in the amount of $258,000,000, is payable to our wholly owned subsidiary, Boise Southern Company, earns interest at the rate of 4.982 percent per annum, and is guaranteed by Wachovia Corporation; The third note is in the amount of $817,500,000, is payable to Boise Cascade Corporation, earns interest at the rate of 5.112 percent per annum, and is guaranteed by Lehman Brothers Holdings, Inc.  The guaranties of Wachovia Corporation and Lehman Brothers Holdings, Inc., are absolute and unconditional guarantees of the principal and interest on the note guaranteed to a limit of the face value of the note or notes guaranteed plus 240 days of interest at the rate specified in the notes guaranteed.

Registration Rights Agreements

On October 29, 2004, we completed the sale of our paper, forest products, and timberland assets to affiliates of Boise Cascade, L.L.C. (“Boise”).  In connection with this transaction, we entered into registration rights agreements with Boise with respect to our ownership of equity interests in Boise Cascade Holdings, L.L.C. and Boise Land & Timber Holdings Corp., both affiliates of Boise.  Pursuant to these agreements, we will have rights to demand public registration of our interests in these entities after the earlier of an initial public offering by Boise Cascade Holdings, L.L.C. or Boise Land & Timber Holdings Corp, as applicable, and the fifth anniversary of the closing of the sales transaction.  Under these rights agreements, we may demand (a) two long-form registrations where Boise pays all expenses, other than underwriting fees and expenses, (b) unlimited short-form registrations in which Boise pays all expenses, other than underwriting fees and expenses, and (c) five long-form registrations in which we pay all expenses.  We will be entitled to ratably participate in registrations by Boise.  Under these agreements, we also agree not to effect any public sale of shares during the seven days before and 180 days after an underwritten public offering.

Stockholder Agreements

On October 29, 2004, we completed the sale of our paper, forest products, and timberland assets to affiliates of Boise Cascade, L.L.C. (“Boise”).  As part of this transaction, we have invested a total of $175 million in affiliates of Boise.  The terms of this investment are based on a limited liability company agreement and security holders agreement with respect to our investment in Boise Cascade Holdings, L.L.C. (“Boise Holdings”) and a stockholder agreement with respect to our investment in Boise Land & Timber Holdings Corp. (“Timber Holdings”) (together, the “stockholders agreements”).

The stockholders agreements specify that we will have the right to appoint one director on the board of Boise Holdings and one director on the board of Timber Holdings.  In addition to the board member we appoint, Boise will appoint four additional directors and the chief executive officer of each entity will also serve as a director.

In general, transfers of our equity interests in these entities will require Boise’s prior consent.  The agreements grant us “tag-along” rights, which entitle us to participate in sales to third parties by Boise of its equity interests.  In addition, the agreements grant us “drag-along” rights, which entitle us to require the other equity holders to participate in sales of all or substantially all of the equity interests in Boise Holdings and Timber Holdings.  If Boise Holdings or Timber Holdings propose to issue additional equity securities, they will generally be required to offer us a pro rata portion of the securities issued in such a transaction.

Employment Agreement with Gary J. Peterson

On December 10, 2003, and in connection with the merger of Boise Cascade Corporation and OfficeMax, Inc., we entered into an Employment Agreement with Gary J. Peterson, the President of our Retail operations.  The agreement is for a term of 36 months.

During the term of the agreement, we will pay Mr. Peterson a base salary of no less than $675,000 per year.  He is also eligible for annual and long-term incentives, payable from time to time.  The company has also agreed to pay Mr. Peterson a retention incentive of $2,500,000 in the form of a lump-sum cash payment at the end of the applicable 12, 24, and 36 month period of the three year term as follows:  12 months = $500,000; 24 months = $500,000; and 36 months = $1,500,000.

If during the first 24 months of the agreement, Mr. Peterson’s employment is terminated and such termination is deemed a “qualifying termination,” then in exchange for a general release, Mr. Peterson is due the following benefits:  (a) a lump-sum payment of $3,300,000 (minus previously paid and due but unpaid retention incentive payments); (b) a pro rata portion of any payments due under any Bonus Programs; and (c) $10,000 for tax and financial planning services.  If Mr. Peterson’s employment is terminated in a Qualifying Termination after the 24th month, but before the end of the 27th month of the agreement, in exchange for a general release, Mr. Peterson is due the following benefits:  (a) a lump sum payment of $1,100,000; and (b) any payments due under any Bonus Program, plus a pro rata amount under any Bonus Program.  If Mr. Peterson’s employment is terminated in a Qualifying Termination after the 27th month, but before the end of the three year term of the Agreement, then in exchange for a general release, Mr. Peterson is due:  (a) severance in accordance with the company’s policy; (b) a pro rata portion of any unpaid retention incentive; and (c) any payments due under any Bonus Program, plus a pro rata amount under any Bonus Program.

If Mr. Peterson’s employment is terminated in a Qualifying Termination during the first 24 months of the agreement, Mr. Peterson will continue to be eligible to participate in the company’s healthcare programs, assuming he makes all required premium payments.  Mr. Peterson will also be eligible to participate in the company’s other life, disability and accident insurance plans.

If any payments or benefits paid to Mr. Peterson under this agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. Peterson is subject to excise tax under the Internal Revenue Code, the company has agreed that Mr. Peterson will be entitled to receive an additional gross up payment to place Mr. Peterson in the same position he otherwise would have been had the excise tax not been payable, subject to certain limitations.

Mr. Peterson has agreed to a one year noncompete covenant such that he will not compete in the office products retail business and/or the sale or distribution of office supplies, paper, office furniture, computer consumables or related office products or services in all of the geographic areas in which the company does business as of the date of his termination or resignation.

Employment Agreement with Phillip P. DePaul

On December 10, 2003, and in connection with the merger of Boise Cascade Corporation and OfficeMax, Inc., we entered into an Employment Agreement with Phillip P. DePaul, Senior Vice President, Planning and Control.  The agreement is for a term of 36 months.

During the term of the agreement, we will pay Mr. DePaul a base salary of no less than $275,000 per year.  He is also eligible for annual and long-term incentives, payable from time to time.  The company has also agreed to pay Mr. DePaul a retention incentive of $195,000 in the form of a lump-sum cash payment at the end of the applicable 12, 24, and 36 month period of the three year term as follows:  12 months = $39,000; 24 months = $39,000; and 36 months = $117,000.

If during the first 24 months of the agreement, Mr. DePaul’s employment is terminated and such termination is deemed a “qualifying termination,” then in exchange for a general release, Mr. DePaul is due the following benefits:  (a) a lump-sum payment of $445,000; (b) payment under any Bonus Program if any is due in accordance with the plan; and (c) $10,000 for tax and financial planning services.  If Mr. DePaul’s employment is terminated in for any reason other than Cause or Disability, or due to his death, after the 24th month, but before the end of the three year term of the Agreement, then in exchange for a general release, Mr. DePaul is due:  (a) severance equal to one year’s salary at his then current rate; (b) payment under any Bonus Program if any is due in accordance with the terms of the plan.

If Mr. DePaul’s employment is terminated in a Qualifying Termination during the first 24 months of the agreement, Mr. DePaul will continue to be eligible to participate in the company’s healthcare programs, assuming he makes all required premium payments.  Mr. DePaul will also be eligible to participate in the company’s other life, disability and accident insurance plans.

If any payments or benefits paid to Mr. DePaul under this agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. DePaul is subject to excise tax under the Internal Revenue Code, the company has agreed that Mr. DePaul will be entitled to receive an additional gross up payment to place Mr. DePaul in the same position he otherwise would have been had the excise tax not been payable, subject to certain limitations.

Mr. DePaul has agreed to a one year noncompete covenant such that he will not compete in the office products retail business and/or the sale or distribution of office supplies, paper, office furniture, computer consumables or related office products or services in all of the geographic areas in which the company does business as of the date of his termination or resignation.

Employment Agreement with George J. Harad

On October 29, 2004, we entered into an Employment Agreement with George J. Harad, the executive chair of our board of directors.  Mr. Harad previously served as chairman of our board of directors, chief executive officer, and president.  The Agreement secures Mr. Harad’s service as executive chair of OfficeMax through June 30, 2005 (the “Separation Date”).

During the term of the agreement, we will continue to pay Mr. Harad his salary at an annual rate of $1.1 million.  Within ten days of the Separation Date, we will pay him a bonus of $1.32 million.  This bonus payment is in lieu of Mr. Harad’s participation in any other of the company’s 2005 incentive programs.  As a retention payment for continuing to serve the company during this period, we will also pay Mr. Harad a retention bonus of $1.5 million.  At the time of his separation from service, Mr. Harad will be paid severance equal to three years of his annual salary ($1.1 million) and target bonus ($1.32 million).

For three years following the Separation Date, Mr. Harad will continue to be eligible to participate in the company’s healthcare programs, assuming he makes all required premium payments.  Mr. Harad will also be eligible to participate in the company’s other life, disability and accident insurance plans and will receive a financial counseling allowance of $5,000 per year for three years.

For purposes of Mr. Harad’s pension benefit, he will be deemed to have accrued three additional years of service in addition to any service accrued through June 30, 2005.  He will also be deemed to have earned compensation for each year of the three additional years of service equal to his annual salary of $1.1 million and target bonus of $1.32 million.

We have also agreed to reimburse Mr. Harad, following the Separation Date, for office space and secretarial assistance in an amount not to exceed $80,000 per year.  Mr. Harad will have access to the company’s corporate planes for business purposes.

If any payments or benefits paid to Mr. Harad under this agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. Harad is subject to excise tax under the Internal Revenue Code, the company has agreed that Mr. Harad will be entitled to receive an additional gross up payment to place Mr. Harad in the same position he otherwise would have been had the excise tax not been payable.

Effective upon completion of the sale of the company’s forest products businesses to affiliates of Madison Dearborn Partners, the Executive Compensation Committee of the Board of Directors determined that Mr. Harad had satisfied the performance requirements set forth in his October 17, 2003, restricted stock award.  That award, and the award granted to Mr. Harad on July 31, 2003, remain subject to time vesting requirements and other performance vesting requirements under the terms of those grants.

Mr. Harad has agreed to a covenant not to compete in the office products distribution and/or office products retail businesses in any geographic area in which the company does business today for a three year period following the Separation Date.  If Mr. Harad violates the covenant, he will be obligated to repay a portion of his severance payments which correspond to the number of full months remaining in the noncompete period at the time the breach occurred.  Mr. Harad also agreed that he will not directly or indirectly solicit or attempt to solicit any managerial level employee of the company to leave employment to accept employment with, or render services to, any other company.

The company’s indemnification and defense obligations to Mr. Harad will continue for a period of six years following the Separation Date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 29, 2004, we completed the sale of our paper, forest products, and timberland assets for approximately $3.7 billion to affiliates of Boise Cascade, L.L.C., a new company formed by Madison Dearborn Partners LLC.  We expect to realize net cash proceeds of approximately $3.2 billion from the sale, after allowing for our $175 million reinvestment in Boise Cascade, L.L.C., and its affiliates and transaction-related settlements.  The consideration for the timberlands portion of the transaction included $1.635 billion of timber installment notes and $15 million in cash.  We expect to monetize the timber installment notes before year-end for proceeds of approximately $1.47 billion, which is included in the $3.2 billion of total net transaction proceeds.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Our Additional Consideration Agreement disclosure set forth under “Item 1.01 Entry into a Definitive Material Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders.

On October 29, 2004, we entered into a Sixth Supplemental Indenture with U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York), as trustee.  The Sixth Supplemental Indenture amends an Indenture dated October 1, 1985, as previously amended and supplemented, pursuant to which we issued our 6.50% Senior Notes due 2010 in a principal amount of $300,000,000 (the “Senior Notes”).

Pursuant to our Offer to Purchase and Consent Solicitation dated October 5, 2004, we commenced a tender offer for our Senior Notes and for some of our other outstanding debt securities.  As part of this Offer, we also solicited consents from the holders of our Senior Notes to amend the Indenture.  We have determined that the holders of at least 66 2/3% in aggregate principal amount of the Senior Notes have duly consented to the amendments.  The Sixth Supplemental Indenture amends the Indenture to eliminate substantially all of the restrictive covenants, certain events of default, and related provisions contained in the Senior Notes.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Sixth Supplemental Indenture, included as Exhibit 4.1 to this filing.  Exhibit 4.1 is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 29, 2004, Richard Goodmanson resigned as a director of the company due to prospective scheduling conflicts that would limit his ability to attend board and committee meetings.

Effective October 29, 2004, the following principal officers resigned from their positions in connection with the company’s sale of its forest products assets to affiliates of Madison Dearborn Partners:

George J. Harad, resigned as President and Chief Executive Officer.

Thomas E. Carlile, resigned as Vice President, Control, Procurement, and Information Services.  Mr. Carlile served as the company’s principal accounting officer.

Effective October 29, 2004, the following individuals became principal officers of OfficeMax Incorporated:

Christopher C. Milliken, age 59, was elected President and Chief Executive Officer.  Mr. Milliken joined the company in 1977 and was first elected an officer of the company on February 3, 1995.  Mr. Milliken had served as senior vice president, Boise Office Solutions, since 1997.  Mr. Milliken is neither related to any other director or executive officer of the company nor does he have relationships or transactions with the company outside the context of his employment.

Gary J. Peterson, age 53, was elected President-Retail.  Mr. Peterson joined the company in December 2003 in connection with the company’s merger with OfficeMax, Inc.  Since 2000, Mr. Peterson had served as the president and chief operating officer of OfficeMax, Inc., where he was responsible for all day-to-day operations of OfficeMax’s retail, commercial, and catalog businesses.  Following the acquisition of OfficeMax, Inc. by Boise Cascade Corporation in 2003, Mr. Peterson was named president of Boise Office Solutions’ retail operations.  From 1996 to 2000, Mr. Peterson served as chief operating officer of Blockbuster Entertainment.  Mr. Peterson is neither related to any other director or executive officer of the company nor does he have relationships or transactions with the company outside the context of his employment.  Mr. Peterson entered into an employment agreement with the company in connection with the transition of this employment from OfficeMax, Inc. to Boise Cascade Corporation in 2003 following the merger of those two companies.  The agreement is set forth under “Item 1.01 Entry into a Material Definitive Agreement” and is hereby incorporated by reference into this Item 5.02.

Michael D. Rowsey, age 52, was elected President-Contract.  Mr. Rowsey began his career with the company in 1979 as a sales trainee.  Since that time, he has held several positions with the company.  From 2000 to 2001, he served as division vice president of logistics.  In 2001, he was promoted to division senior vice president for logistics and strategic planning.  Most recently, Mr. Rowsey was senior vice president, Boise Office Solutions, and general manager of Boise’s contract office products business.  From 1995 until 1999, Mr. Rowsey was the executive vice president and a director of United Stationers Corp.  Mr. Rowsey is neither related to any other director or executive officer of the company nor does he have relationships or transactions with the company outside the context of his employment.

Phillip P. DePaul, age 34, was elected Senior Vice President, Controller.  Mr. DePaul will serve as the company’s principal accounting officer. Mr. DePaul joined the company in December 2003 in connection with the company’s merger with OfficeMax, Inc.  Since 2000, Mr. DePaul served as vice president and controller of OfficeMax, Inc.  Prior to that time, he had served as the director of financial planning of OfficeMax, Inc., from 1998 to 2000.  Mr. DePaul is neither related to any other director or executive officer of the company nor does he have relationships or transactions with the company outside the context of his employment.  Mr. DePaul entered into an employment agreement with the company in connection with the transition of this employment from OfficeMax, Inc. to Boise Cascade Corporation in 2003 following the merger of those two companies.  The agreement is set forth under “Item 1.01 Entry into a Material Definitive Agreement” and is hereby incorporated by reference into this Item 5.02.

Effective October 29, 2004, Christopher C. Milliken was also elected to the company’s board of directors.  Mr. Milliken is not related to any other director or executive officer of the company.  Because Mr. Milliken is an employee of the company, he does not meet the independence criteria established by our board of directors.  As such, Mr. Milliken will not serve on any of our board committees.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2004, our Board of Directors authorized a merger between Boise Cascade Corporation and Hunter Creek, Inc., a wholly owned subsidiary of Boise Cascade Corporation.  Boise Cascade Corporation was the survivor of this merger.  Pursuant to Section 253 of the General Corporation Law of Delaware, the board resolved that Boise Cascade Corporation relinquish its corporate name and assume in place thereof the name OfficeMax Incorporated.  In accordance with such resolution, Article First of the Restated Certificate of the Corporation has been amended to read as follows:

FIRST:  The name of this corporation is OfficeMax Incorporated.

On October 29, 2004, our Board of Directors also approved amendments to our company’s by-laws regarding the election of corporate officers. The amendments clarify the officers to be elected by the board and remove the former requirement that the chairman of the board or president to be designated as chief executive officer.  Sections 28, 29, and 30 of the Bylaws of the Corporation have been amended to read:

Section 28.  The board of directors shall elect any officers required by the laws of the state of incorporation and, in addition, shall elect the chairman of the board, chief executive officer, chief financial officer, secretary, treasurer, any presidents, executive vice presidents, and senior vice presidents, as it may determine are appropriate.  The same person may hold two or more offices.

Section 29.  Each elected officer shall hold office until the officer’s successor is elected and is qualified or until the officer’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.

Section 30.  Management may appoint such other officers as it so determines.  Such appointees shall hold their offices for such terms and shall perform such duties as management may prescribe.

In addition, the Board also allowed for ministerial changes to the bylaws to accommodate the change in the company’s name to OfficeMax Incorporated.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 1, 2004, the company revised its Code of Ethics to reflect the change in its name from Boise Cascade Corporation to OfficeMax Incorporated and to make other ministerial changes to reflect the company’s change in principal business.  The revised Code of Ethics is located under the Investor Information section of the company’s website at www.officemax.com.

Item 7.01	Regulation FD Disclosure.

On October 29, 2004, the company announced that it had completed the sale of its paper, forest products, and timberland assets for approximately $3.7 billion to affiliates of Boise Cascade, L.L.C., a new company formed by Madison Dearborn Partners LLC.  Following the closing, these assets will operate as a new, privately held company operating under the tradename Boise.

Following the closing, Boise Cascade Corporation changed its company name to OfficeMax Incorporated and will continue to operate its office products distribution business as its principal business under the tradename OfficeMax.  OfficeMax will trade on the New York Stock Exchange under the ticker symbol OMX.

The description above is not complete.  For further information, please refer to the company’s news release announcing the closing of this transaction.  This release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

•                   Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2004

•                   Unaudited Pro Forma Condensed Statement of Income (Loss) for the year ended December 31, 2003

•                   Unaudited Pro Forma Condensed Statement of Income (Loss) for the six months ended June 30, 2004

•                   Notes to Unaudited Pro Forma Condensed Financial Statements

(c)	Exhibits.

Exhibit 4.1

Sixth Supplemental Indenture, made as of October 29, 2004, between OfficeMax Incorporated (formerly known as Boise Cascade Corporation) and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York), as trustee, under the Indenture, dated October 1, 1985, as previously amended and supplemented

Exhibit 99.1	Boise Cascade Corporation News Release dated October 29, 2004

Exhibit 99.2	• Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2004

• Unaudited Pro Forma Condensed Statement of Income (Loss) for the year ended December 31, 2004

• Unaudited Pro Forma Condensed Statement of Income (Loss) for the six months ended June 30, 2004

• Notes to Unaudited Pro Forma Condensed Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

	By	/s/ Matthew R. Broad
Matthew R. Broad Executive Vice President, General Counsel
Date: November 4, 2004

EXHIBIT INDEX

Number	Description

4.1

Sixth Supplemental Indenture, made as of October 29, 2004, between OfficeMax Incorporated (formerly known as Boise Cascade Corporation) and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York), as trustee, under the Indenture, dated October 1, 1985, as previously amended and supplemented

99.1	Boise Cascade Corporation News Release dated October 29, 2004

99.2	• Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2004

• Unaudited Pro Forma Condensed Statement of Income (Loss) for the year ended December 31, 2003

• Unaudited Pro Forma Condensed Statement of Income (Loss) for the six months ended June 30, 2004

• Notes to Unaudited Pro Forma Condensed Financial Statements